UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2013

SNAP INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52176	20-3191847
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

462 7th Avenue, 4th Floor New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-5050

(Former name or former address, if changed since last report)

Not Applicable
________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On January 31, 2012, Snap Interactive, Inc. (the “Company”) entered into a severance and general release agreement, a restricted stock award agreement, a consulting agreement and a subscription agreement with Darrell Lerner in connection with the termination of Mr. Lerner's employment with the Company. Each of these agreements is discussed in greater detail below.

Severance Agreement. On January 31, 2013, the Company entered into a severance and general release agreement (the “Severance Agreement”) with Mr. Lerner, pursuant to which his employment with the Company was terminated effective as of January 31, 2013 (the “Termination Date”).

In connection with the termination, the Company agreed to (i) issue 150,000 shares of restricted common stock to Mr. Lerner which will vest in accordance with, and be subject to, the terms and conditions of the Snap Interactive, Inc. Amended and Restated 2011 Long-Term Incentive Plan (the “Plan”) and the Award Agreement (as described below) and (ii) pay COBRA premiums on an after-tax basis for Mr. Lerner for eighteen months following the Termination Date.

In consideration of the foregoing severance payments, Mr. Lerner executed a mutual release and waiver where he agreed to a release of claims against the Company and any of its present or former officers, trustees, directors, shareholders, agents and certain other persons regarding, among other things, claims arising out of (i) his employment with the Company, (ii) his previous employment agreement with the Company, including any amendments thereto, and (iii) his separation from employment with the Company. The Company also agreed to a mutual release and waiver in which it agreed to a release of similar claims against Mr. Lerner. Under the Severance Agreement, Mr. Lerner also agreed to a customary covenant not to sue, a nondisclosure and confidentiality covenant, and a non-disparagement covenant related to the Company’s operations and services. The Company also agreed to a mutual covenant not to sue and a non-disparagement covenant.

The foregoing description of the Severance Agreement is qualified in its entirety by reference to the Severance Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Restricted Stock Award Agreement. On January 31, 2013, the Company entered into a restricted stock award agreement (the “Award Agreement”) with Mr. Lerner, pursuant to which the Company issued 150,000 shares of restricted common stock (the “Severance Shares”) to Mr. Lerner.

Pursuant to the Award Agreement, the Severance Shares will vest upon the earlier of (i) the tenth anniversary of the date of grant, (ii) a “change in control” as defined in the Plan and (iii) on the date of Mr. Lerner’s termination of service without “cause” as such term is defined in the written employment or consulting agreement between the Company and Mr. Lerner that is in effect on the date of Mr. Lerner’s termination of service, provided that for purposes of provisions (i) and (ii) above, Mr. Lerner must be employed or providing services to the Company or its subsidiaries on the applicable vesting date. In addition, if the Company decides not to renew any written employment agreement or consulting agreement between the Company and Mr. Lerner without “cause” (as such term is defined in such agreement), and Mr. Lerner suffers a termination of service in connection with such non-renewal, then the termination of service shall be treated as a termination of service without “cause” for purposes of the Award Agreement and such Severance Shares would vest upon the date of Mr. Lerner's termination of service.

The foregoing description of the Award Agreement is qualified in its entirety by reference to the Award Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Consulting Agreement. On January 31, 2013, the Company also entered into a consulting agreement (the “Consulting Agreement”) with Mr. Lerner, pursuant to which Mr. Lerner agreed to serve as a consultant to the Company for a three-year period, beginning on February 1, 2013 (the “Effective Date”). Pursuant to the Consulting Agreement, Mr. Lerner agreed to assist and advise the Company on legal, financial and other matters for which he has knowledge that pertains to the Company, as the Company reasonably requests.

Pursuant to the Consulting Agreement, the Company agreed to pay Mr. Lerner a monthly fee of $25,000 for the initial two year period of the Consulting Agreement and a monthly fee of $5,000 for every month thereafter. The monthly payments under the Consulting Agreement are conditioned upon Mr. Lerner’s compliance with a customary confidentiality covenant covering certain information concerning the Company, a covenant not to compete during the term of the Consulting Agreement and for a period of one year following the termination of the agreement, a non-solicitation covenant for a period of six months immediately following the later of the termination of the Consulting Agreement or the end of the term of the Consulting Agreement, and a non-disparagement covenant regarding the Company.

The Consulting Agreement is for a three-year period; provided, however, that the Company may terminate the agreement at any time without notice and may renew the term of the agreement by providing written notice to Mr. Lerner prior to or at the expiration of the term. If the Company terminates the Consulting Agreement without “cause” (as defined in the Consulting Agreement) prior to the three-year anniversary of the Effective Date, the Company has agreed to (i) pay Mr. Lerner the amount of the monthly fees owed to Mr. Lerner for the period from the Effective Date to the two-year anniversary of the Effective Date and (ii) take all commercially reasonably actions to cause (A) 325,000 shares of restricted common stock of the Company previously granted to Mr. Lerner, (B) 600,000 shares of restricted common stock of the Company previously granted to Mr. Lerner and (iii) 150,000 shares of restricted common stock of the Company granted to Mr. Lerner pursuant to the Award Agreement, to be vested as of the date of such termination.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the Consulting Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Subscription Agreement. On January 31, 2013, the Company also entered into a subscription agreement (the “Subscription Agreement”) with Mr. Lerner and DCL Ventures, Inc., a Delaware corporation (“DCL”), a corporation that is wholly owned by Mr. Lerner.

Under the terms of the Subscription Agreement, the Company agreed to purchase shares of DCL’s common stock for an aggregate purchase price of $50,000 (the “Initial Investment”), upon the occurrence of certain conditions at the time of the initial closing. The initial closing is conditioned upon, among other things, the sale of shares of DCL’s common stock to third party investors for an amount equal to or greater than $100,000 by December 31, 2013 and the Company’s review and approval of DCL’s current business plan; provided, however, if the sale to third party investors occurs on or before March 31, 2013, the initial closing is required to take place no later than March 31, 2013.

Under the terms of the Subscription Agreement, the Company agreed to purchase additional shares of DCL’s common stock for an aggregate purchase price of $150,000 (the “Secondary Investment”), upon the occurrence of certain conditions at the time of the secondary closing. The secondary closing is conditioned upon, among other things, the consummation of the Initial Investment, the sale of additional shares of DCL’s common stock to third party investors for an amount equal to or greater than $100,000 (exclusive of shares sold in the initial third party sale) prior to the end of the Company’s next fiscal quarter after the initial closing occurs and the Company’s review and approval of DCL’s current business plan. The Secondary Investment would be comprised of six quarterly payments of $25,000 each, the first payment of which would be due at the end of the Company’s next fiscal quarter after the initial closing occurs, and the last of which would be due at the end of the sixth fiscal quarter after the initial closing occurs.

The foregoing description of the Subscription Agreement is qualified in its entirety by reference to the Subscription Agreement, a copy of which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

Material Relationships. Since the beginning of 2012, the Company has entered into various agreements and transactions with Mr. Lerner. This information is described in the section entitled “Certain Relationships and Related Party Transactions” included in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2012 and in “Note 10. Related Party Transactions” in the notes to the consolidated financial statements included in the Company’s Amendment No. 1 to the Annual Report on Form 10-K/A that was filed with the SEC on December 7, 2012, each of which is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit No.	Description of Exhibit
10.1	Severance and General Release Agreement, dated as of January 31, 2013, by and between Darrell Lerner and Snap Interactive, Inc.
10.2	Restricted Stock Award Agreement, dated as of January 31, 2013, by and between Darrell Lerner and Snap Interactive, Inc.
10.3	Consulting Agreement, dated as of January 31, 2013, by and between Darrell Lerner and Snap Interactive, Inc.
10.4	Subscription Agreement, dated as of January 31, 2013, by and among Darrell Lerner, DCL Ventures, Inc., and Snap Interactive, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 5, 2013

SNAP INTERACTIVE, INC.

		By:	/s/ Clifford Lerner
Clifford Lerner
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Severance and General Release Agreement, dated as of January 31, 2013, by and between Darrell Lerner and Snap Interactive, Inc.
10.2	Restricted Stock Award Agreement, dated as of January 31, 2013, by and between Darrell Lerner and Snap Interactive, Inc.
10.3	Consulting Agreement, dated as of January 31, 2013, by and between Darrell Lerner and Snap Interactive, Inc.
10.4	Subscription Agreement, dated as of January 31, 2013, by and among Darrell Lerner, DCL Ventures, Inc., and Snap Interactive, Inc.